SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K


                         CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):

                        December 23, 1993


                    THE FAIRCHILD CORPORATION
     (Exact name of registrant as specified in its charter)


     DELAWARE                3-6560           34-0728587
     (State or other       (Commission      (IRS Employer
     jurisdiction of        File No.)        Identification No.)
     incorporation)


300 West Service Road, PO Box 10803, Chantilly, VA  22021-9998
     (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code:
                         (703) 478-5800


                              None
  (Former name or former address, if changed since last report)
Item 2.  Acquisition or Disposition of Assets.

     The Registrant hereby incorporates by reference the description of the transaction between Registrant's wholly owned subsidiary, RHI Holdings, Inc., a Delaware corporation ("RHI"), and BTR Dunlop Holdings, Inc., a Delaware corporation ("BTR"), and Registrant, which is described in (1) the Purchase Agreement by and between BTR, RHI, and Registrant dated as of December 2, 1993 (such agreement being Exhibit 10(y)(y) attached hereto), and
(2) the press release of the Registrant dated December 23, 1993 (such press release being Exhibit 99(a) attached hereto).

Item 7.  Financial Statements and Exhibits.
     (c)   Exhibits
          10(y)(y) Purchase Agreement by and between BTR, RHI and Registrant dated as of December 2, 1993.
          99(a)     Registrant's press release, dated December
                    23, 1993.

                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   THE FAIRCHILD CORPORATION


                                               /s/
                                   ------------------------------
                                   By   Michael T. Alcox
                                        Vice President and
                                        Chief Financial Officer



Date:  January 7, 1994

                          EXHIBIT INDEX


Number             Subject Matter          Sequential Page Number

10(y)(y)       Purchase Agreement by and
               between BTR, RHI, and
               Registrant dated as of
               December 2, 1993 . . . . . . . . . .

99(a)          Registrant's press release,
               dated December 23, 1993  . . . . . .

                                                 Exhibit 10(y)(y)




















                         Purchase Agreement

                         by and between

                    BTR DUNLOP HOLDINGS, INC.

                              and

                    THE FAIRCHILD CORPORATION

                              and

                         RHI HOLDINGS, INC.

                  dated as of December 2, 1993

                  ____________________________

                        TABLE OF CONTENTS



                                                             Page


SECTION 1.     Sale and Purchase of the Shares                 1

SECTION 2.     Conditions to Purchaser's and Seller's
               and Holdings' Obligations                       2

SECTION 3.     Representations and Warranties of Seller
               and Holdings                                    4

SECTION 4.     Representations and Warranties and
               Covenant of Purchaser                           5

SECTION 5.     Further Covenants of Seller and
               Holdings                                        7

SECTION 6.     Limited Environmental Indemnification
               for PTC Operations                             10

SECTION 7.     Environmental Indemnification for
               MPD Businesses                                 14

SECTION 8.     Termination                                    19

SECTION 9.     Miscellaneous                                  19


SIGNATURES                                                    24

          This PURCHASE AGREEMENT, dated as of December 2, 1993 (this "Purchase Agreement"), by and among BTR DUNLOP HOLDINGS INC., a Delaware corporation (the "Purchaser") and THE FAIRCHILD CORPORATION, a Delaware corporation (the "Seller") and its wholly owned subsidiary, RHI HOLDINGS, INC., a Delaware corporation ("Holdings").

          WHEREAS, Purchaser and Seller prior to the date hereof had no agreement, arrangement or understanding to acquire the Shares or for the purpose of acquiring, holding, voting or disposing of the Shares (as defined hereinafter);

          WHEREAS, prior to the date hereof, the Board of Directors of Rexnord Corporation, a Delaware corporation
("Rexnord"), has approved the purchase of the Shares by the Purchaser;

          WHEREAS, prior to the execution hereof, Purchaser and Rexnord have entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Rexnord with Purchaser or a direct or indirect wholly-owned subsidiary of the Purchaser (the "Merger") and the conversion of each outstanding share of common stock, par value $.01 per share, of Rexnord Corporation (the "Common Stock"), other than shares of Common Stock owned by Rexnord, by Purchaser, any subsidiary of Purchaser and by stockholders who perfect appraisal rights, into the right to receive $22.50 in cash, without interest; and

          WHEREAS, Holdings owns, of record and beneficially, 8,083,248 shares of Common Stock (the "Shares");

          WHEREAS, Seller and Holdings now desire to sell to the Purchaser, and the Purchaser now desires to purchase from Seller and Holdings, all of the Shares, on the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

          SECTION 1. Sale and Purchase of the Shares. (a) In reliance on the representations, warranties and agreements contained herein, and subject to the terms and conditions contained herein, Seller and Holdings hereby agree to sell, assign and transfer to Purchaser the Shares, free and clear of all security interests, liens, claims, proxies, charges, encumbrances and options and voting or other restriction of any nature whatsoever (collectively, "Encumbrances"), and Purchaser agrees to purchase such Shares, for a purchase price of $22.50 per Share (the "Purchase Price").

          (b) The closing of the sale and purchase of the Shares (the "Closing") shall take place at 10:00 A.M., New York City time, on the second business day following the date on which all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and under the law relating to filings with the German Federal Cartel Office ("German filings law"), shall expire or be terminated, at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 or such other place and time as may be agreed to between the parties in writing.

          (c)     At the Closing:

          (i) Seller and Holdings will deliver to Purchaser certificates representing all the Shares accompanied by stock powers duly executed in blank, with any necessary stock transfer stamps properly affixed, and together with such other documents and instruments as may be necessary to permit Purchaser to acquire the Shares free and clear of any Encumbrances; and

          (ii) Purchaser will deliver to Holdings the Purchase Price for the Shares being sold by Holdings by wire transfer to Holdings of immediately available funds in accordance with written instructions provided by Holdings.

          SECTION 2. Conditions to Purchaser's and Seller's and Holdings' Obligations. Purchaser's obligation to purchase the Shares and Seller's and Holdings' obligations to sell the Shares shall be subject to the satisfaction or waiver of the following conditions prior to Closing:

          (a) The Merger and the purchase of the Shares by the Purchaser from Seller shall have been approved by the Board of Directors of Rexnord with the effect that with respect to Rexnord and the Purchaser's purchase of the Shares and other shares of Common Stock, Purchaser will not be subject to the restrictions of Section 203 of the Delaware General Corporation Law and of the Exchange and Standstill Agreement, dated as of June 19, 1992 ("Standstill Agreement");

          (b)     As to Purchaser's obligations, the
       representations and warranties of Seller and Holdings contained in Section 3 and, as to Seller and Holdings, the representations and warranties of Purchaser contained in
       Section 4, shall be true and correct in all material respects as if made at and as of the Closing;

          (c) As to Purchaser's obligations, the covenants and agreements of Seller and Holdings contained herein, and, as to Seller and Holdings, the covenants and agreements of Purchaser contained herein which are required to be performed prior to the Closing shall have been performed in all material respects;

          (d)     The consummation of the transactions
       contemplated hereby shall not be precluded by any order, injunction, decree or judgment of a court of competent jurisdiction or any government entity, and there shall not have been any action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to the transactions contemplated hereby by any government entity which would prevent or restrict the consummation of the transactions contemplated hereby;

          (e)     The applicable waiting periods under the HSR
       Act, and under the German filings law, shall have expired or been terminated;

          (f) As to Purchaser's obligations, Seller and Holdings shall have transferred shares of Common Stock of Banner Aerospace, Inc., a Delaware corporation, to Purchaser pursuant to and in accordance with the terms of the Escrow Agreement, dated the date hereof ("Escrow Agreement"); and

          (g) As to Purchaser's obligations, the Purchaser shall have purchased or shall have entered into contracts (which shall close simultaneously with the closing of the purchase and sale of the Shares) to purchase shares of Common Stock which together with the Shares constitute a majority of the outstanding shares of Common Stock on a fully diluted basis for any exercises of options, warrants or other rights in connection with Purchaser's purchases of shares of Common Stock.

In the event there is any such order, injunction, decree, judgment or action referred to in Section 2(d), the parties hereto shall use all reasonable efforts to have such order, injunction, decree, judgment, or action overturned.

          SECTION 3. Representations and Warranties of Seller and Holdings. Seller and Holdings each jointly and severally represents and warrants to Purchaser as follows:

          (a) Holdings is the record and beneficial owner of the Shares and Holdings owns the Shares, free and clear of any Encumbrances (other than a pledge in favor of Citibank, N.A. and Bank of Nova Scotia which will be discharged prior to Closing), and (other than pursuant to this Purchase Agreement) there are no outstanding options, warrants or rights to purchase or acquire, or agreements relating to, any of the Shares, other than the Standstill Agreement. Upon delivery of the Shares to Purchaser at Closing, against payment therefor as contemplated hereby, Purchaser will acquire ownership of the Shares free and clear of any Encumbrances.

          (b) Except for the Shares, as set forth in the Proxy Statement, dated November 1, 1993, of Rexnord and for certain non-vested options for 221,250 shares of Common Stock, neither (i) Seller, (ii) any "affiliate" (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), which definition shall apply for all purposes of this Purchase Agreement) of Seller, (iii) any corporation in which Seller or any affiliate of Seller's owns, directly or indirectly, 5% or more of the value of such corporation's equity securities, nor (iv) any partnership or trust in which any of the foregoing has any interest (all persons described in clauses (ii)-(iv) are hereinafter collectively referred to as "Seller Affiliates") owns "beneficially" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act, which definition shall apply for all purposes of this Purchase Agreement) or of record, directly or indirectly, any shares of Common Stock or any options, warrants or rights of any nature (including conversion and exchange rights) to acquire beneficial or record ownership of any shares of Common Stock.

          (c) Each of Seller and Holdings has full legal right, power and authority to execute and deliver, enter into and perform under this Purchase Agreement and the execution and delivery of this Purchase Agreement by such corporation and the consummation by such corporation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of such corporation. This Purchase Agreement has been duly executed and delivered by such corporation and, assuming due execution and delivery by Purchaser, constitutes a legally valid and binding agreement of such corporation, enforceable in accordance with its terms, except that
       (i) such enforceability may be subject to bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws relating to creditors' rights generally now or hereafter in effect, and (ii) the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

          (d) The execution and delivery of this Purchase Agreement and the consummation by each of Seller and Holdings of the transactions contemplated hereby do not conflict with or constitute a breach or violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under the certificate of incorporation or by-laws of such corporation or any statute, law, regulation, order or decree applicable to such corporation or any of its subsidiaries or any contract, commitment, agreement, arrangement or restriction of any kind to which such corporation or any of its subsidiaries is a party or by which it or the Shares is bound.

          (e) Except for filings under the HSR Act, the German filings law and the Exchange Act, no consent, approval, authorization, order or permit of or filing with or notification to any court or governmental entity or of any other party is required for execution and delivery of this Purchase Agreement by Seller and Holdings or the consummation by Seller and Holdings of the transactions contemplated by this Purchase Agreement.

          4.  Representations and Warranties and Covenant of
Purchaser. (a) Purchaser hereby represents and warrants to Seller and Holdings as follows:

          (i) Purchaser has full legal right, power and authority to enter into and perform this Purchase Agreement, and the execution and delivery of this Purchase Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Purchase Agreement has been duly executed and delivered by Purchaser and, assuming due execution and delivery by Seller and Holdings, constitutes a legally valid and binding agreement of Purchaser, enforceable in accordance with its terms, except (x) that such enforceability may be subject to bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws relating to creditors' rights generally now or hereafter in effect, and (y) that the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

          (ii) The execution and delivery of this Purchase Agreement and the consummation by Purchaser of the transactions contemplated hereby do not conflict with or constitute a breach or violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under the certificate of incorporation or by-laws of Purchaser, any statute, law, regulation, order or decree applicable to the Purchaser or any of its subsidiaries, or any contract, commitment, agreement, arrangement or restriction of any kind to which Purchaser or any of its subsidiaries is a party or by which it is bound.

          (iii) Except for filings under the HSR Act, the German filings law and the Exchange Act, no consent, approval, authorization, order or permit of or filing with or notification to any court or governmental entity or of any other party is required for the execution and delivery of this Purchase Agreement by Purchaser or consummation by Purchaser of the transactions contemplated by this Purchase Agreement.

          (iv) Purchaser is acquiring the Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof, and Purchaser shall not sell or otherwise dispose of the Shares except in compliance with the Securities Act and applicable blue sky laws.

          (v) Purchaser has, or shall have prior to the Closing, all funds necessary to pay the total Purchase
       Price to be paid for the Shares.

          (b) Purchaser covenants that it will (i) use all reasonable efforts, subject to compliance with applicable law (including without limitation the HSR Act and the German filings law), to purchase at least 1,014,510 shares of Common Stock, on or prior to the date scheduled for the Closing and (ii) subject to receiving the required information from Rexnord, file the premerger notification form pursuant to the HSR Act on or before the second business day following the date hereof or as soon thereafter as reasonably practicable and the German filings law as promptly as reasonably practicable.

          5.  Further Covenants of Seller and Holdings.  Each of
Seller and Holdings jointly and severally covenants that:

          (a) Any dividend or other distribution (whether payable in cash, stock or otherwise) by Rexnord with respect to the Shares with a record date on or after the date of this Purchase Agreement will, if the Shares are purchased by Purchaser hereunder, belong to Purchaser. If any such dividend or distribution belonging to Purchaser is paid by Rexnord to Holdings, Holdings shall hold such dividend or distribution in trust for the benefit of Purchaser and shall promptly deliver such dividend or distribution to Purchaser in exactly the form received, accompanied by appropriate instruments of transfer at the Closing. If on or after the date of this Purchase Agreement there shall occur any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by Rexnord as a result of which shares of any class of stock, other securities, cash or other property shall be issued in respect of the Shares or if the Shares shall be changed into the same or a different number of shares of the same or another class of stock or other securities, then, upon the purchase of the Shares hereunder, Purchaser shall receive for the total Purchase Price payable for the Shares pursuant to this Purchase Agreement, in addition to such Shares, if any, still outstanding, all such shares of stock, other securities, cash or other property issued, delivered or received with respect to such Shares.

          (b) Upon sale of the Shares hereunder, Holdings hereby irrevocably appoints Purchaser as proxy for Holdings, with full power and authority to vote the Shares, or to consent or withhold consent with respect to the Shares, on any matter presented to stockholders, including without limitation voting the Shares in favor of the Merger. This proxy is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power.

          (c) Neither Seller nor any of its subsidiaries will:

          (i) from the date hereof until the Closing or the termination of this Purchase Agreement pursuant to the terms hereof ("Termination"), sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares to any person other than Holdings or Purchaser or, at Purchaser's direction, a direct or indirect wholly-owned subsidiary of Purchaser;

          (ii) from the date hereof until the Effective Time (as defined in the Merger Agreement) or the Termination, acquire, directly or indirectly, any additional shares of Common Stock or other capital stock of Rexnord without the prior written consent of Purchaser, except that Holdings may acquire Shares from its subsidiaries;

          (iii) from the date hereof until the Closing or the Termination, deposit any Shares into a voting trust or grant a proxy or enter into a voting agreement with respect to the Shares except as provided in this Purchase
       Agreement;

          (iv) from the date hereof until the Effective Time or the Termination, solicit or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Transaction (other than the Merger), as defined in Section 5.02 of the Merger Agreement, or agree to or endorse any takeover proposal, involving Rexnord by any person other than Purchaser;

          (v) from the date hereof until the Closing or the Termination, except to the extent such disclosure is required by law or as advised is necessary by counsel issue or cause the publication of any press release, public announcement or other public statement with respect to the transactions contemplated by this Purchase Agreement without the prior written consent of Purchaser, which consent shall not be unreasonably withheld;

          (vi) from the date hereof until Termination or one year after the Effective Time, disclose, divulge, furnish or make accessible to any person any non-public information which Seller or Holdings possesses or hereafter obtains regarding Rexnord or any of its subsidiaries or any of their existing or prospective businesses, operations, assets, conditions (financial or otherwise) or management including, without limitation, customer and supplier lists, trade secrets, formulae, know-how and any other information regarding discoveries, inventions, improvements, processes, practices, plans or products;

          (vii) from the date hereof until Termination or one year after the Effective Time, take any action intended to, or encourage any other person to, interfere with or adversely affect the business activities, contractual relationships, employee relations or business opportunities of Rexnord; or

          (viii) from the date hereof until the termination of the Escrow with respect to federal taxes pursuant to
       Section 5(c) of the Escrow Agreement, neither Seller nor Holdings will engage in any extraordinary transaction (including without limitation, a merger, consolidation, combination, sale of substantially all of their assets, extraordinary dividend or similar transaction) if, as a result thereof, the financial resources (including the value of its net assets, the relative ranking, legal or structural, of other claims and access to cash and credit) of either Seller or Holdings to satisfy their respective obligations to indemnify Purchaser and Rexnord would be materially adversely affected, unless the Purchaser shall have consented thereto in writing prior to such extraordinary transaction, which consent shall not be unreasonably delayed or withheld; provided, however, that this Section 5(c)(viii) shall not prevent (i) the payment of extraordinary dividends by Holdings to Seller, (ii) the merger of Holdings with Seller, and (iii) the purchase, repayment or incurrence of debt.

Seller shall notify Purchaser promptly and provide all details requested by Purchaser if Seller or Holdings shall be approached or solicited, directly or indirectly, by any person with respect to any matter described in Section 5(c)(i), (iii), (iv) or (vi).

           Notwithstanding anything to the contrary contained herein, nothing in this Purchase Agreement shall prohibit or restrict any director of Rexnord from acting consistently with his fiduciary duties in such capacity.

          SECTION 6. Limited Environmental Indemnification for PTC Operations. (a) Subject to Section 6(d) below, the Seller and Holdings, jointly and severally, agree to indemnify and hold harmless the Purchaser, its affiliates, subsidiaries (including Rexnord) and their respective shareholders, officers, directors, employees, agents and successors and assigns, from and against any and all losses, liabilities, claims, damages, fines, penalties, assessments, encumbrances, liens, costs and expenses (including the reasonable and necessary costs, expenses and fees of outside attorneys, consultants or contractors for investigating, preparing or defending against any liability, commenced or threatened, and including all response, remedial and corrective actions, group administrative and engineering costs), relating to Rexnord's or its predecessors' ownership, operation, possession or control of the PTC businesses, properties or facilities during the period from September 30, 1981 to and including August 19, 1988 (the "Covered Period"), but not resulting from environmental conditions existing as of or prior to September 30, 1981 (together, "PTC Losses"):

          (i)     arising out of or in any way related or
       connected to any Environmental Law (as defined below);

          (ii) as a result of any failure to obtain or to comply with the terms of any permit, license, approval or authorization (hereinafter "Authorization") for air emissions, water discharges, or waste handling, storage, transport or disposal, or any other Authorization required by any Environmental Law;

          (iii) as a result of any claim by any governmental or private party arising out of or in any way related or connected to any Environmental Law;

          (iv) as a result of the generation, use, handling, storage, transport, disposal, release or threatened release of any Materials of Environmental Concern (as defined below);

provided, however, that this indemnity shall not apply to PTC
Losses resulting from:

          (i) the removal of underground storage tanks from which there have not been releases of Materials of Environmental Concern, or the installation of new tanks;
       and

          (ii) building features, including asbestos, whether or not known;
and further provided, however, that this indemnity shall apply only to 45 percent of the excess of (x) the PTC Losses over
(y) the sum of amounts collected by Purchaser or Rexnord from third parties on account of or in anticipation of PTC Losses, plus the reserve of $2,201,624 for environmental liabilities of PTC on the balance sheet of Rexnord as of June 30, 1993 reduced by charges to such reserve for PTC Losses subsequent to June 30, 1993.

          Seller and Holdings shall be required to pay for such PTC Losses only as sums for such PTC Losses become due and payable.

          (b) The remedies provided to Purchaser by the foregoing indemnities shall be in addition to, and not in lieu of, any other remedies to which Purchaser is entitled at law or in equity.

          (c) To the extent that the Seller pays any amount to the Purchaser pursuant to the indemnification contained in
Section 6(a) above, it shall be subrogated therefor to the rights of the Purchaser and Rexnord, and the Purchaser and Rexnord shall immediately assign to the Seller all of their respective rights to recover from or against any third party for any PTC Losses from which the Seller or Holdings has indemnified the Purchaser or Rexnord ("Third Party Claims"), and the Purchaser and Rexnord shall fully cooperate with the Seller and Holdings in the prosecution of Third Party Claims. The Purchaser on its own behalf and on behalf of Rexnord agrees not to settle or otherwise compromise any Third Party Claim without the approval of the Seller and Holdings, which approval shall not be unreasonably withheld.

          (d) In case any legal proceeding, claim or demand which might give rise to any PTC Losses shall come to the attention of the Purchaser, the Purchaser shall promptly notify the Seller of the existence and amount thereof, and the Seller shall be entitled to participate in, and, if the Seller shall admit that any recovery under the legal proceeding, claim or demand will give rise to any such PTC Losses in whole or in part, the Seller shall be entitled to direct, the defense thereof at the Seller's option and expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Purchaser. Furthermore, the Purchaser and Rexnord shall promptly notify the Seller of and provide the Seller an opportunity to cure any environmental condition which may give rise to PTC Losses for which the Purchaser may seek reimbursement under
Section 6(a) above. The Seller shall be permitted to enter any of the businesses, properties or facilities owned, occupied or controlled by the Purchaser or Rexnord at reasonable times after prior consultation with Purchaser or Rexnord for the purpose of conducting or performing any and all tests, inspections, studies and remedial actions which the Seller reasonably deems necessary with respect to the environmental condition. The Seller and the Purchaser agree that any environmental response, remedial and corrective actions undertaken by either of them pursuant to this Agreement or for which Purchaser will or may make any claim of PTC Losses will be carried out as promptly as practicable and in a cost-effective manner with a view toward minimizing any PTC Losses while complying with all applicable Environmental Laws and requirements of regulatory agencies. Purchaser and Seller shall agree that the implementation of such actions is to each of their satisfaction, which agreement shall not be unreasonably withheld. All environmental response, remedial and corrective actions shall be undertaken in a manner which will cause as little disruption to Rexnord's business as reasonably possible. Both the Seller and the Purchaser may participate in any negotiations with any environmental consultants and governmental authorities, and the Seller and the Purchaser shall give each other reasonable advance notice of any material presentations, discussions, meetings or negotiations concerning the scope, timing or requirements of response, remedial or corrective actions pursuant to this Agreement. Before the party who is conducting any environmental remediation or report hereunder submits any environmental remediation plan to a governmental authority relating to any Environmental Law pursuant to any indemnification obligation under Section 6 or 7, or before the adoption of any settlement which could reasonably be expected to impact the Purchaser or the assets, both the Seller and the Purchaser shall agree on such proposed plan or adoption, which agreement shall not be unreasonably withheld.

          (e) The notice to be provided under Section 6(d) above shall consist of a written report of the existence of the facts and the amount of the PTC Losses or the nature of the condition which may give rise to the PTC Loss to Seller and Holdings ("PTC Report"). Unless, within 45 days of the receipt by Seller and Holdings of the PTC Report, Purchaser has received from Seller or Holdings a notice disputing the facts or the amount of any PTC Losses stated in such PTC Report, a Determination that Rexnord has incurred the PTC Losses shall be deemed to have been made on the last day of such 45-day period. In the event that within such 45-day period Purchaser shall have received a notice from Seller or Holdings that it disputes all or any part of the PTC Report, the matter, unless the Purchaser and Seller mutually agree otherwise, shall be submitted to, and settled by, arbitration effected by arbitrators selected as hereinafter provided and conducted in accordance with the Rules, existing at the date of the submission, of the American Arbitration Association. In the event of any such arbitration there shall be three arbitrators, one to be selected by Seller, one to be selected by Purchaser and one to be selected by the two arbitrators selected by the parties. If such arbitrators cannot agree on a third arbitrator, such third arbitrator shall be selected by the American Arbitration Association. In the event Seller or Purchaser shall not, within 30 days after receipt of such written confirmation, have selected its arbitrator and given notice thereof to the other party, such arbitrator shall be selected by the American Arbitration Association. The meetings of the arbitrators shall be held in such place or places as may be agreed upon by them.

          In such arbitration, the Purchaser shall have the burden of proof to demonstrate that any PTC Losses for which it seeks reimbursement or indemnification resulted from operations of the PTC businesses, properties or facilities during the Covered Period.

          If the arbitrators shall determine that Purchaser has incurred a PTC Loss with respect to any claim of Purchaser referred or submitted to them, a Determination that such PTC Loss has been incurred will be deemed to have been made on the date of any joint report of the arbitrators or the date of any arbitrators' award. All notices of decisions of the arbitrators shall promptly be sent to all the parties to this Agreement, by registered mail, return receipt requested, postage prepaid.

          Subject to the terms of Section 6(d) hereof, notwithstanding that the Seller has contested its liability with respect to any PTC Losses or any portion of any PTC Losses claimed by the Purchaser, the Seller or Holdings or that the Seller or Holdings may have failed to admit liability under
Section 6(d), the Seller may elect to cure the environmental condition which gives rise to the claimed PTC Losses, and such cure shall not be deemed to be an admission of liability or a waiver of the Seller's right to contest liability. To the extent that the Purchaser and the Seller or Holdings subsequently agree, or the arbitrators determine, that the Seller or Holdings is not liable for the claimed PTC Losses or a portion of the claimed PTC Losses, the Purchaser shall reimburse the Seller or Holdings for the expenses or the portion of the expenses incurred by the Seller or Holdings in curing the environmental condition which the Purchaser and the Seller agree or the arbitrators determine were not the liability of Seller or Holdings.

          (f)     For the purposes of this Section 6,
"Environmental Laws" shall mean federal, state, county, municipal, foreign or common laws, including statutes, regulations, rules, ordinances, orders or judgments, restrictions or requirements relating to underground storage tanks, petroleum products, air pollutants, water pollutants or process waste water, hazardous or toxic substances or wastes or otherwise relating to the protection of human health or the environment (including, but not limited to, polychlorinated biphenyls, petroleum products, and asbestos or asbestos-containing materials, whether friable or not, and hereinafter "Materials of Environmental Concern") or to the manufacture, processing, distribution, use, recycling, generation, treatment, handling, storage, disposal, transport, discharge, release or threatened release of any Materials of Environmental Concern, including, but not limited to, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Safety and Health Act, the Federal Resource Conservation and Recovery Act, the Federal Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and their implementing regulations, now or at any time hereafter in effect.

          SECTION 7. Environmental Indemnification for MPD Businesses. (a) Subject to Section 7(c) below, the Seller and Holdings, jointly and severally, agree to indemnify and hold harmless the Purchaser, its affiliates, subsidiaries (including Rexnord) and their respective shareholders, officers, directors, employees, agents and successors and assigns, from and against any and all losses, liabilities, claims, damages, fines, penalties, assessments, encumbrances, liens, costs and expenses (including the reasonable and necessary costs, expenses and fees of outside attorneys, consultants or contractors for investigating, preparing or defending against any liability, commenced or threatened, and including all response, remedial and corrective actions, group administrative and engineering costs), relating to Rexnord's or its predecessors' ownership, operation, possession or control of the MPD businesses, properties or facilities on or prior to August 19, 1988 (the "Covered Period"), but excluding any ownership, operation, possession or control of PTC businesses, properties or facilities (together, "Losses"):

          (i)     arising out of or in any way related or
       connected to any Environmental Law (as defined below);

          (ii) as a result of any failure to obtain or to comply with the terms of any permit, license, approval or authorization (hereinafter "Authorization") for air emissions, water discharges or waste handling, storage, transport or disposal, or any other Authorization required by any Environmental Law;

          (iii) as a result of any claim by any governmental or private party arising out of or in any way related or connected to any Environmental Law;

          (iv) as a result of the generation, use, handling, storage, transport, disposal, release or threatened release of any Materials of Environmental Concern (as defined below);

provided, however, that this indemnity shall not apply to Losses resulting from:

          (i) the removal of underground storage tanks from which there have not been releases of Materials of Environmental Concern, or the installation of new tanks;

          (ii) building features, including asbestos, whether or not known; and

          (iii) environmental liabilities arising from operations of the MPD businesses on or prior to August 19, 1988, which were known as of August 19, 1988, but not listed on Schedule 6 to the Allocation Agreement among Seller, Holdings, Rexnord and others dated April 13, 1992 ("Allocation Agreement");

and further provided, however, that the indemnity shall apply only to the excess of (x) Losses over (y) the sum of amounts collected by Purchaser or Rexnord from third parties on account of or in anticipation of Losses.

          Seller and Holdings shall be required to pay for such Losses only as sums for such Losses become due and payable.

          (b) The remedies provided to the Purchaser by the foregoing indemnities shall be in addition to, and not in lieu of, any other remedies to which the Purchaser is entitled at law or in equity. As of the Effective Time, the Seller, Holdings and the Purchaser hereby agree that the Purchaser shall cause Rexnord to terminate all of the rights and obligations of Rexnord under Sections 3.1(l), 3.2(a) and 4.1 of the Bill of Sale, Assignment and Assumption Agreement between two predecessors of Rexnord dated August 16, 1988, and Sections 7 and 8 of the Allocation Agreement, in their entirety, and the indemnification pursuant to this Section 7 shall supersede such agreements in their entirety with respect to all rights and obligations of the parties thereto as of such date.

          (c) In case any legal proceeding, claim or demand which might give rise to any Losses shall come to the attention of the Purchaser, the Purchaser shall promptly notify the Seller of the existence and amount thereof, and the Seller shall be entitled to participate in, and if the Seller shall admit that any recovery under the legal proceeding, claim or demand will give rise to any such Losses, in whole or in part, the Seller shall be entitled to direct, the defense thereof at the Seller's option and expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Purchaser. Furthermore, the Purchaser and Rexnord shall promptly notify the Seller of and provide the Seller an opportunity to cure any environmental condition which may give rise to Losses for which the Purchaser may seek reimbursement under Section 7(a) above. The Seller shall be permitted to enter at reasonable times after prior consultation with the Purchaser or Rexnord any of the businesses, properties or facilities owned, occupied or controlled by the Purchaser or Rexnord for the purpose of conducting or performing any and all tests, inspections, studies and remedial actions which the Seller reasonably deems necessary with respect to the environmental condition. The Seller and the Purchaser agree that any environmental response, remedial and corrective actions undertaken by either of them pursuant to this Agreement or for which the Purchaser will or may make any claim of Losses will be carried out as promptly as practicable and in a cost-effective manner with a view toward minimizing any Losses while complying with all applicable Environmental Laws and requirements of regulatory agencies. The Purchaser and Seller shall agree that the implementation of such actions is to each of their satisfaction, which agreement shall not be unreasonably withheld. All environmental response, remedial and corrective actions shall be undertaken in a manner which will cause as little disruption to Rexnord's business as reasonably possible. Both the Seller and the Purchaser may participate in any negotiations with any environmental consultants and governmental authorities, and the Seller and the Purchaser shall give each other reasonable advance notice of any material presentations, discussions, meetings or negotiations concerning the scope, timing or requirements of response, remedial or corrective actions pursuant to this Agreement. Before the party who is conducting any environmental remediation or report hereunder submits any environmental remediation plan to a governmental authority relating to any Environmental Law pursuant to any indemnification obligation under Section 6 or 7, or before the adoption of any settlement which could reasonably be expected to impact the Purchaser or the assets, both the Seller and the Purchaser shall agree on such proposed plan or adoption, which agreement shall not be unreasonably withheld.

          (d) The notice to be provided under (c) above shall consist of a written report of the existence of the facts and the amount of the Loss or the nature of the condition which may give rise to the Loss to the Seller and Holdings ("Report"). Unless, within 45 days of the receipt by the Seller and Holdings of the Report, the Purchaser has received from the Seller or Holdings a notice disputing the facts or the amount of any Loss stated in such Report, a Determination that Rexnord has incurred the Loss shall be deemed to have been made on the last day of such 45-day period. In the event that within such 45-day period the Purchaser shall have received a notice from the Seller or Holdings that it disputes all or any part of the Report, the matter, unless the Purchaser and Seller mutually agree otherwise, shall be submitted to, and settled by, arbitration effected by arbitrators selected as hereinafter provided and conducted in accordance with the Rules, existing at the date of the submission, of the American Arbitration Association. In the event of any such arbitration there shall be three arbitrators, one to be selected by the Seller, one to be selected by the Purchaser, and one to be selected by the two arbitrators selected by the parties. If such arbitrators cannot agree on a third arbitrator, such third arbitrator shall be selected by the American Arbitration Association. In the event the Seller or the Purchaser shall not, within 30 days after receipt of such written confirmation, have selected its arbitrator and given notice thereof to the other party, such arbitrator shall be selected by the American Arbitration Association. The meetings of the arbitrators shall be held in such place or places as may be agreed upon by them.

          In such arbitration, the Purchaser shall have the burden of proof to demonstrate that any Losses for which it seeks reimbursement or indemnification resulted from operations or ownership of the MPD businesses, properties or facilities during the Covered Period.

          If the arbitrators shall determine that the Purchaser has incurred a PTC Loss with respect to any claim of the Purchaser referred or submitted to them, a Determination that such Loss has been incurred will be deemed to have been made on the date of any joint report of the arbitrators or the date of any arbitrators' award. All notices of decisions of the arbitrators shall promptly be sent to all the parties to this Agreement by registered mail, return receipt requested, postage prepaid.

          Subject to the terms of Section 7(c) hereof, notwithstanding that the Seller has contested its liability with respect to any Losses or any portion of any Losses claimed by the Purchaser, the Seller or Holdings or that the Seller or Holdings may have failed to admit liability under Section 6(d), the Seller may elect to cure the environmental condition which gives rise to the claimed Losses, and such cure shall not be deemed to be an admission of liability or a waiver of the Seller's right to contest liability. To the extent that the Purchaser and the Seller or Holdings subsequently agree, or the arbitrators determine, that the Seller or Holdings is not liable for the claimed Losses or a portion of the claimed Losses, the Purchaser shall reimburse the Seller or Holdings for the expenses or the portion of the expenses incurred by the Seller or Holdings in curing the environmental condition which the Purchaser and the Seller agree or the arbitrators determine were not the liability of, Seller or Holdings.

          (e)     For the purposes of this Section 7,
"Environmental Laws" shall mean federal, state, county, municipal, foreign or common laws, including statutes, regulations, rules, ordinances, orders, judgments, restrictions or requirements relating to underground storage tanks, petroleum products, air pollutants, water pollutants or process waste water, hazardous or toxic substances or wastes, or otherwise relating to the protection of human health or the environment (including, but not limited to, polychlorinated biphenyls, petroleum products, and asbestos or asbestos-containing materials, whether friable or not, and hereinafter "Materials of Environmental Concern") or to the manufacture, processing, distribution, use, recycling, generation, treatment, handling, storage, disposal, transport, discharge, release or threatened release of any Materials of Environmental Concern, including, but not limited to, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Safety and Health Act, the Federal Resource Conservation and Recovery Act, the Federal Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and their implementing regulations, now or at any time hereafter in effect.

          SECTION 8. Termination. This Purchase Agreement may be terminated by either the Purchaser or Seller and Holdings if, without fault of such terminating party, the Closing shall not have occurred on or before March 31, 1994, which date may be extended by mutual consent of Purchaser and Seller and Holdings.

          SECTION 9. Miscellaneous. (a) If any term or provision of this Purchase Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Purchase Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (b)     None of the covenants and agreements,
representations and warranties contained in this Purchase
Agreement shall survive the sale and purchase of the Shares pursuant to this Purchase Agreement, except for the covenants and agreements contained in Sections 5, 6, 7, and 9.

          (c) Each party hereto shall pay its own costs and expenses incurred in connection with this Purchase Agreement.

          (d) This Purchase Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors of the parties hereto. This Purchase Agreement shall not be assignable by any party, provided, however, that Purchaser may assign its right to purchase the Shares to a direct or indirect wholly-owned subsidiary of Purchaser. Any such assignment shall not relieve the Purchaser of its obligations under the Purchase Agreement.

          (e) This Purchase Agreement may not be modified, amended, altered or supplemented except by a written agreement signed by the Purchaser and Seller and Holdings which shall be authorized by all necessary action of each party.

          (f) Except for the Escrow Agreement and the Tax Agreement, among Purchaser, Rexnord, Seller and Holdings entered into concurrently herewith, this Purchase Agreement contains the entire understanding of the parties with respect to its subject matter and supersedes all prior agreements and understandings with respect to its subject matter; provided, however, the letter agreement, dated November 1, 1993, between Purchaser and Seller shall continue in full force and effect and terminate as of the Closing. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein with respect to any matter covered herein.

          (g) Nothing in this Purchase Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors, any rights or remedies under or by reason of this Purchase Agreement.

          (h) No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Purchase Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          (i) Seller and Holdings each acknowledges and agrees that Purchaser would be irreparably damaged in the event that the provisions of this Purchase Agreement are not strictly performed in accordance with their specific terms. It is accordingly agreed that Purchaser shall be entitled to an injunction or injunctions or other form of equitable relief to prevent breaches hereof and to specifically enforce this Purchase Agreement and the terms and provisions hereof, in addition to any other remedy to which Purchaser may be entitled at law or in equity.
          (j) Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take promptly, or cause to be taken, all actions and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Purchase Agreement and the Escrow Agreement.

          (k)     (i)     This Purchase Agreement and the rights
and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware without regard to the principles of conflict of laws thereunder. Any legal action or proceeding with respect to this Purchase Agreement may be brought in the courts of the State of Delaware or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Purchaser, Seller and Holdings each hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Purchaser, Seller and Holdings each hereby irrevocably designates, appoints and empowers, as its designee, appointee and agent to receive, accept, acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding: in the case of Purchaser, Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attn: W. Leslie Duffy, Esq.; and in the case of Seller and Holdings, Weil Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153,
Attn: Jeffrey J. Weinberg, Esq. If for any reason such designee, appointee and agent shall cease to be available to act as such, Purchaser, Seller and Holdings each agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the other parties under this Agreement. Purchaser, Seller and Holdings each irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Purchaser, Seller and Holdings each at their respective addresses provided in Section 9(n) hereof, such service to become effective three business days after such mailing. Nothing contained in this Section 9(k) shall affect the right of the other parties to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the other parties in any other jurisdiction.

          (ii) Purchaser, Seller and Holdings each hereby irrevocably waives any objection it may now or hereafter have, including, without limitation, to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Purchase Agreement or any other document related thereto brought in the courts referred to in clause (i) above, and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (iii) Nothing in this Section 9(k), express or implied, is intended to confer upon any person other than the parties hereto and their respective successors any rights or remedies under or by reason of this Section 9(k).

          l. This Purchase Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          m.     The captions of the Sections of this Purchase
Agreement have been inserted for convenience only and shall have no substantive effect.

          n. Any notice which any party hereto is required or desires to give hereunder to any of the other parties hereto shall be in writing and may be given by mailing the same to the appropriate address set forth below (or to such other address as may have theretofore been substituted therefor by written notice to all parties hereto) by certified or registered United States mail, postage prepaid or by confirmed telecopy. For all purposes hereof any notice so sent shall be as effective as though served in person on the addressee at the time it is received at the address provided hereinafter. Whenever under the terms hereof the time for giving a notice or performing an act falls on a Saturday, Sunday or holiday, such time shall be extended to the next business day. For the purposes of this Purchase Agreement the addresses of the parties hereto shall be as follows until changed in accordance with the terms hereof:

     If to

     Seller and Holdings          Telecopy No.: (703) 478-5775

     The Fairchild Corporation
     P.O. Box 10803
     300 West Service Road
     Chantilly, Virginia 22021
     Attention:  Donald E. Miller, Esq.

     With a copy to

     Weil, Gotshal & Manges     Telecopy No.: (212) 310-8007
     767 Fifth Avenue
     New York, New York 10153
     Attention:  Jeffrey J. Weinberg, Esq.

     If to Purchaser          Telecopy No.: 011 44 71 630 1014

     BTR Dunlop Holdings Inc.
     c/o BTR plc
     Silvertown House
     Vincent Square
     London, England SW1P 2PL
     Attention:  Stanley K. Williams, Esq.

     With a copy to

     Cahill Gordon & Reindel     Telecopy No.: (212) 269-5420
     Eighty Pine Street
     New York, New York 10005
     Attention:  W. Leslie Duffy, Esq.

          IN WITNESS WHEREOF, Purchaser, Seller and Holdings have caused this Purchase Agreement to be duly executed as of the day and year first above written.

                              BTR DUNLOP HOLDINGS INC.


                              By:       /s/
                              Name:  Stanley K. Williams, Esq.
                              Title:  Attorney-in-Fact


                              THE FAIRCHILD CORPORATION


                              By:       /s/
                              Name:
                              Title:


                              RHI HOLDINGS, INC.


                              By:       /s/
                              Name:
                              Title:
                            Exhibit 99(a)

Fairchild Corporation Closes on Sale of Rexnord Corporation Stock


CHANTILLY, VA. December 23, 1993 -- The Fairchild Corporation (NYSE:FA) announced today that it has consummated the sale of its Rexnord Corporation stock for a total of $181.9 million. The stock purchase had been conditioned on FTC approval under the Hart-Scott-Rodino Act and such approval was granted. The cash from this sale, combined with Fairchilds current available cash, provides Fairchild with available cash in excess of $250 million.

Fairchild intends to explore a number of financing transactions which could lead to substantial debt and related interest expense reductions, thereby significantly improving cash flow well into the future. Also, over the next several years, Fairchild expects that as the aerospace industry recovers from its current depressed state, Fairchilds Aerospace Fasteners business will be in a position to start making major operating profit and cash flow contributions.

Mr. Jeffrey Steiner, Chairman and Chief Executive Officer of Fairchild, noted that the favorable sale of the Rexnord Corporation stock was the culmination of a series of successful transactions, including the acquisition of Rexnord, Inc. in 1987, the acquisition of PT Components in 1988, the synergistic combination of these two companies in a way that produced a combined operating profit substantially higher than the total of the separate operating profits, and Rexnords recapitalization and initial public offering in 1992.

Commenting on the Company's operating units, Mr. Steiner stated:
"Fairchild is continuing to mitigate the effects of the adverse aerospace industry conditions by pursuing aggressive cost-reduction and other recovery actions, including a complete re-engineering of its Aerospace Fasteners business and significant cuts in its overhead. Although these efforts have taken longer than anticipated, we have made substantial progress in completing these efforts, including a 35% reduction in personnel, the closing of several plants and the retraining of the remaining work force."

Mr. Steiner also commented that Fairchilds other core businesses, D-M-E Company and Fairchild Communications Services Company, continue to enjoy strong performance with sales and operating income significantly increasing over the past several years. As the worlds leading manufacturer of tooling and electronic control systems for the plastics injection molding industry, D-M-E has increased operating profit from $15.2 million in FY 1991 to $19.1 million in FY 1993, a 25.6 percent increase. Equally impressive has been the performance of Fairchild Communications Services Company, the largest provider of comprehensive telecommunications services for tenants in commercial office buildings in the United States, with operating profit of $4.1 million in FY 1990 increasing to $14.7 million in FY 1993, a 259 percent increase.

The Fairchild Corporation is a leading supplier of aerospace fasteners, tooling and electronic control systems for the plastics injection molding industry, and telecommunications services for tenants in commercial office buildings. In addition, Fairchild has a significant equity investment in Banner Aerospace, Inc. (NYSE:BAR), a leading distributor of aircraft replacement parts.

For further information, contact:  John D. Jackson at Fairchild
                                   (703) 478-5872

                            ###